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                                                                       EXHIBIT 5

                   [Fulbright & Jaworski L.L.P. Letterhead]

                                                                June 3, 1997



Chase Industries Inc.
P.O. Box 152
14212 County Road M-50
Montpelier, Ohio  43543


Re:      Chase Industries Inc.
         Common Stock, $.01 par value
         Registration Statement on Form S-8


Ladies and Gentlemen:

             We have acted as counsel for Chase Industries Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about June 3, 1997 (the "Registration Statement"), of the offer and sale of up to 300,000 shares (as such number may be adjusted from time to time pursuant to the provisions of the Plan (hereinafter defined)) of its common stock, par value $.01 per share (the "Common Stock"), that may be issued pursuant to the Chase Industries Inc. 1997 Executive Deferred Compensation Stock Option Plan (the "Plan").

             In reaching the opinions set forth herein, we have reviewed those agreements, certificates of public officials, officers of the Company and other persons, records, documents, and matters of law that we deemed relevant, including but not limited to (a) the Registration Statement, (b) the Restated Certificate of Incorporation, as amended, and the By-Laws of the Company, (c) resolutions previously adopted by the Board of Directors of the Company and (d) the Plan.

             Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the Common Stock registered pursuant to the Registration Statement, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

             The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

                     a. We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iv) all information submitted to us in the preparation of the Registration Statement is true and complete as of the date hereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in that capacity.

                     b. The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. You should be
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Chase Industries Inc.
June 3, 1997
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             aware that no partner or associate of this firm who reviewed documents relevant to this opinion is admitted to the practice of law in the State of Delaware and the opinions expressed herein as to the laws of the State of Delaware are based solely upon the latest unofficial compilation of the General Corporation Law of the State of Delaware publicly available.

                     c. The opinions expressed above speak as of the date hereof and are limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond such matters.

             This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

             This firm disclaims any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

                                           Respectfully Submitted,

                                           FULBRIGHT & JAWORSKI L.L.P.



                                           By:  /s/ Rodney L. Moore
                                                -------------------------------
                                                Rodney L. Moore




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